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                                                                    Exhibit 99.4


         We hereby consent to the inclusion of our opinion letter, dated December 8, 1998, to the Board of Directors of Tower Realty Trust, Inc. as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Tower Realty Trust, Inc. with and into Metropolitan Partners LLC, a subsidiary of Reckson Associates Realty Corp., and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


March 10, 1999